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                                                                  Exhibit 23.1











                         Consent of Independent Auditors


         We hereby consent to the use of our Auditors' opinion, dated April 8, 1999, in the June 30, 1999 Form 10-SB Amendment No. 1 to be filed by The Rose Group Corporation of Nevada, Inc. accompanying the financial statements of The Rose Group Corporation of Nevada, Inc. as of December 31, 1998 and 1997 and the results of operations and its cash flows for the years ended December 31, 1998 and 1997.




Certified Public Accountants
Tampa Florida
September 21, 1999